UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

PATHMARK STORES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-05287 (Commission File Number)	22-2879612 (IRS Employer Identification Number)

200 Milik Street, Carteret, New Jersey	07008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 499-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

Amendment to Amended and Restated Credit Agreement

On December 15, 2006, Pathmark entered into a Fifth Amendment to the Amended and Restated Credit Agreement (the “Amendment Agreement”) with Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.), as Administrative Agent and as Collateral Agent, GMAC Commercial Finance LLC and General Electric Capital Corporation, as co-Documentation Agents, The CIT Group/Business Credit, Inc., as Syndication Agent, and the Lenders party thereto, amending the five-year, secured $250,000,000 Amended and Restated Credit Agreement, dated as of October 1, 2004 (the “Credit Agreement”), among the parties to the Amendment Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

Under the terms of the Amendment Agreement, Section 6.17 of the Credit Agreement is amended to provide that Pathmark shall not, at any time, permit the ratio of Credit Extensions to Consolidated EBITDA (calculated on a trailing four fiscal quarter basis) at the end of any fiscal quarter to be more than 2.40:1.00.

Item 9.01.	Financial Statements and Exhibits

10.1	Fifth Amendment dated December 15, 2006 to the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Date: December 20, 2006	By:	/s/ Marc A. Strassler
Name: Marc A. Strassler
Title: Senior Vice President and General Counsel

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